Exhibit 99.1

Workday Announces Intent to Acquire VNDLY
Combination Will Provide Customers with a Unified Workforce Optimization Solution for Managing All Types of Workers

PLEASANTON, Calif., Nov. 18, 2021 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, has entered into a definitive agreement to acquire VNDLY, an industry leader in cloud-based external workforce and vendor management technology. With VNDLY, Workday will provide organizations with a unified workforce optimization solution that will help organizations manage all types of workers—salaried, hourly, contingent, and outsourced—and support a holistic talent strategy, including insight into costs, workforce planning needs, and compliance.

A Unified Solution to Support Evolving Workforce Dynamics

The future of work requires new ways of thinking about workforce composition and how to manage different types of workers, as organizations increasingly rely on a diverse mix of contributors—including expanding their contingent workforce—to meet growing business demands. In addition, workers are looking for more flexible work arrangements in the pursuit of new skills and personalized experiences. Accelerated by the demands of the pandemic, organizations are having to adjust their definition of the workforce and examine how to support it in new ways.
To keep pace in this changing world of work, organizations must embrace a more holistic workforce management strategy that values the full workforce. With VNDLY—which already has a certified integration with Workday—combined with Workday Financial Management and Workday Human Capital Management (HCM), organizations will have a comprehensive view of all workers. Customers will be able to use Workday to manage the end-to-end process for permanent employees, while unifying the external workforce data from VNDLY, so they can better plan, execute, and analyze their total workforce. This will include the ability to:
•Build a holistic workforce strategy for all workers. The combination of Workday and VNDLY will provide organizations with a unified system of record to manage their entire workforce, helping enable greater collaboration with HR, finance, procurement, and functional leaders to plan, execute, and analyze the total workforce.
•Gain visibility into the total workforce, including costs. With a unified Workday and VNDLY solution, customers will have visibility into their entire workforce—from full-time employees to contingent workers—with insights into headcount, projects, benefits, compensation, contingent spend, and their total workforce cost. And, with Workday Prism Analytics and Workday Adaptive Planning, organizations will be able to take an insight-driven approach when planning and analyzing total rewards or contingent worker spend, all as part of a holistic workforce strategy.
•Better plan for and manage labor needs. To help customers respond to the increased competition for talent and manage labor shortages, the solution will enable a more collaborative approach to sourcing and hiring practices—from creating requisitions, to finding talent from different resources, to SOWs, onboarding, invoicing, and payroll.
•Control compliance and security risk. Managing an extended workforce requires complying with different rules for taxation, co-employment, and regulatory rules and rates that vary across the globe. With VNDLY as part of Workday, customers will be able to better manage their extended workforce in accordance with local and global labor and co-employment laws. Customers will be able to securely manage data and system access, as well as better ensure process integrity.
As part of the agreement, Workday will continue to partner with and invest in VNDLY’s expansive managed services provider network to deliver critical service capabilities to customers. In addition, VNDLY will continue to support and integrate with third party HR, finance, IT, and legal systems.

Comments on the News

“As organizations expand the definition of their workforce to meet growing business and talent demands, they need solutions that provide a holistic view of all worker types—including contingent workers—so they can better plan for and meet the great opportunity in front of them,” said Pete Schlampp, chief strategy officer, Workday. “VNDLY is at the forefront of the vendor management industry with an innovative and intuitive approach. The powerful combination of our technologies and talent will help customers better manage their evolving workforce dynamics, helping them keep pace with today’s changing world of work.”

“We’ve seen the value of true cloud-based technologies in helping organizations adapt and evolve to a more complex workforce composition,” said Shashank Saxena, co-founder and CEO, VNDLY. “By joining Workday, we’ll be able to expand the value we bring to customers, helping provide greater visibility, collaboration, and oversight to workforce needs and opportunities.”

Details Regarding Proposed Acquisition of VNDLY

Under the terms of the definitive agreement, Workday will acquire VNDLY for consideration of approximately $510 million, consisting principally of cash, subject to adjustments. The transaction is expected to close in the fourth quarter of Workday's fiscal year 2022, ending Jan. 31, 2022, subject to the satisfaction of customary closing conditions, including required regulatory approvals.
Orrick is serving as legal advisor to Workday and Taft is serving as legal advisor to VNDLY and its shareholders. BofA Securities is serving as financial advisor to Workday.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries—from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2021 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

About VNDLY

Founded in 2017, VNDLY transforms how companies manage their extended workforces. VNDLY’s modern, cloud-based platform and pre-built API integrations allow us to create and support technology ecosystems while fostering digital transformations. VNDLY’s clients, including Fortune 500 companies, benefit from VNDLY’s configurable interface that allows changes to program management as quickly as the market demands. VNDLY’s platform is composed of four modules: contingent workforce management, statement of work management, independent contractor compliance, and total talent acquisition. For more information, visit www.vndly.com.

Forward-Looking Statements

This press release contains forward-looking statements related to Workday, VNDLY, and the acquisition of VNDLY by Workday. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Forward looking statements in this communication include, among other things, statements about the potential benefits and effects of the proposed transaction; Workday’s plans, objectives, expectations, and intentions with respect to VNDLY’s business; and the anticipated timing of closing of the proposed transaction. Risks include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all; (ii) failure to achieve the expected benefits of the transaction; (iii) Workday’s ability to implement its plans, objectives, and other expectations with respect to VNDLY’s business and its ability to deliver a comprehensive workforce optimization solution; (iv) negative effects of the announcement or the consummation of the transaction on Workday’s business operations, operating results, or share price; (v) unanticipated expenses related to the acquisition; and (vi) other risks and factors described in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended October 31, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Nina Oestlien
Media@Workday.com